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                                                                     Exhibit 4.3

CUSIP No. 751302AA8                                                  $40,000,000

                                RAM HOLDINGS LTD.

                           6.875% SENIOR NOTE DUE 2024

     RAM HOLDINGS LTD., a limited liability company organized under the laws of Bermuda, promises to pay to Cede & Co. or registered assigns, the principal sum of $40,000,000 on April 1, 2024.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Note shall not be valid until authenticated by the manual signature of the Fiscal Agent (as defined on the reverse hereof) or the Authenticating Agent.

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          IN WITNESS WHEREOF, RAM HOLDINGS LTD. has caused this Note to be signed by its duly authorized officers and its corporate seal to be affixed hereto or imprinted hereon.

Dated: March ____, 2004                 RAM HOLDINGS LTD.

Authenticated:


                                        By:
                                            ------------------------------------
THE BANK OF NEW YORK,                   Name:
as Fiscal Agent                               ----------------------------------
                                        Title:
                                               ---------------------------------


By:                                     By:
    ---------------------------------       ------------------------------------
    Authorized Signatory                Name:
                                              ----------------------------------
                                        Title.
                                               ---------------------------------

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                                RAM HOLDINGS LTD.

                          6.875% Note due April 1, 2024

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITORY, THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10041 ("DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY, (II) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR (III) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF RAM HOLDINGS LTD. THAT THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO RAM HOLDINGS LTD. OR (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A (TOGETHER WITH ANY SUCCESSOR PROVISION THERETO, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, "RULE 144A") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN A TRANSACTION IN ACCORDANCE WITH RULE 144A, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAWS THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF ANY SUCH ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL. ANY RESALE OR OTHER TRANSFER OF THIS NOTE WHICH IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (B) ABOVE SHALL REQUIRE THAT THE TRANSFEROR AND THE TRANSFEREE COMPLETE THE CERTIFICATE OF TRANSFER APPEARING ON THE REVERSE OF THIS NOTE AND DELIVER SUCH CERTIFICATE OF TRANSFER TO THE FISCAL AGENT UNDER THE FISCAL AGENCY AGREEMENT DATED AS OF MARCH 26, 2004 (THE "FISCAL AGENT").

     BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO RAM HOLDINGS LTD. THAT IT IS ITS INTENT AND IT UNDERSTANDS IT IS THE INTENT OF RAM HOLDINGS LTD., FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAXES,

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THAT THE NOTES BE TREATED AS INDEBTEDNESS OF RAM HOLDINGS LTD., AGREES TO SUCH
TREATMENT AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT.

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE ACT, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT DATED AS OF MARCH 26, 2004, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL CORPORATE TRUST OFFICE OF THE FISCAL AGENT. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A THEREUNDER.

     BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO RAM HOLDINGS LTD. THAT SUCH HOLDER IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF PERSONS WHO ARE QUALIFIED INSTITUTIONAL BUYERS.

     1. Interest. RAM HOLDINGS LTD. (the "Company"), a limited liability company organized under the laws of the Bermuda, promises to pay interest on the principal amount of this Note at the rate of 6.875% per annum. The Company will pay interest semi-annually on April 1 and October 1 of each year, commencing October 1, 2004 to Holders at the close of business on the relevant record dates specified in Paragraph 2 below. Interest on the Notes will accrue from the most recent Interest Payment Date with respect to which interest has been paid or, if no interest has been paid, from March 26, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. When paying interest on the Notes, the Company will pay, or cause to be paid, interest on the Notes to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect payments of principal and the Make-Whole Amount, if any. The Company will pay, or cause to be paid, principal, interest and the Make-Whole Amount in money of the United States that at the time of payment is legal tender for payment of public and private debt. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date shall accrue for the intervening period.

     3. Paying Agent; Registrar. Initially, The Bank of New York (the "Fiscal Agent") will act as Paying Agent, Authenticating Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-Registrar by giving notice to the Fiscal Agent. The Company may act as Paying Agent, Registrar or Co-Registrar.

     4. Agreement. The Company issued this Note as one of a duly authorized issue of Notes of the Company designated as its 6.875% Notes due 2024 (the "Notes") under a Fiscal

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Agency Agreement, dated as of March 26, 2004 (the "Agreement"), between the
Company and the Fiscal Agent. The Notes are subject to the terms and conditions hereof and thereof, and Noteholders are referred to the Agreement for a statement of those terms. Unless the context otherwise requires, terms used herein that are defined in the Agreement shall have the respective meanings assigned thereto in the Agreement.

     5. ERISA Restrictions. No employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the prohibited transaction provisions of the Code, as to which the Company is a party in interest or a disqualified person (each a "Plan"), and no Person acting on behalf of a Plan, may acquire this Note, unless the acquisition of the Note is exempt under one or more of Prohibited Transaction Exemptions 84-14, 90-1 or 91-38, 95-60 or 96-23 (or any amendment thereof) or another applicable exemption from the prohibited transaction provisions under ERISA and the Code. The purchase by any Person of this Note constitutes a representation by such Person to the Company and the Fiscal Agent that such Person either (i) is not a Plan, or (ii) is a Plan, but may acquire such Note under an applicable exemption from the prohibited transaction provisions under ERISA and the Code.

     6. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in minimum denominations of $100,000 and any amount in excess thereof that is an integral multiple of $1,000. Notes may be exchanged as provided in the Agreement. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements, opinions of counsel and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement.

     7. Redemption. (a) The Notes are subject to optional redemption, in whole or in part, at the option of the Company at any time or from time to time, with at least 45 days' advance notice to the Fiscal Agent and at least 30 days' advance notice, at a redemption price equal to the sum of (i) accrued interest to the date of the redemption (the "Redemption Date"), (ii) principal and (iii) the Make-Whole Amount (as defined in the Agreement), if any.

     (b) In the case of any partial redemption of Notes, the Notes to be redeemed shall be in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding and selected by the Fiscal Agent not more than 30 days prior to the date of such redemption, from the Outstanding Notes not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of registered Notes of a denomination larger than $100,000.

     (c) Notices to redeem Notes shall be given to Noteholders in writing mailed, first-class postage prepaid, to each Holder of registered Notes, or portions thereof, so to be redeemed, at his address as it appears in the Register. Such notice will be given once not less than 30 days and not more than 60 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the Noteholders in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Company or by the Fiscal Agent on behalf of and at the instruction of the Company shall constitute sufficient provision of such notice, if such notification shall, so far as may be

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practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Noteholder shall affect the sufficiency of any notice with respect to other Notes. Notices to redeem Notes shall identify the Notes to be redeemed (including CUSIP numbers) and specify the date fixed for redemption, the aggregate principal amount of the Notes to be redeemed on such date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption), that interest accrued to the date fixed for redemption (unless the date of redemption is an Interest Payment Date) will be paid as specified in said notice and that on and after said date interest thereon will cease to accrue if the Notes are so redeemed. In addition, in the case of a partial redemption, the Redemption Notice shall specify the Notes called for redemption and the aggregate principal amount of the Notes to remain outstanding after the redemption.

     (d) If notice of redemption has been given in the manner set forth in the Agreement, the Notes so to be redeemed shall be payable in full or in part, as applicable, on the date specified in such notice and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes shall be paid and redeemed by the Company at the places and in the manner and currency and at the redemption price together with accrued interest (unless the Redemption Date is an Interest Payment Date) to the Redemption Date specified in the Agreement. From and after the Redemption Date, if monies for the redemption of Notes called for redemption shall have been made available at the principal office of the Fiscal Agent for redemption on the Redemption Date, the Notes called for redemption shall cease to bear interest, and the only right of the Holders with respect to such Notes or portion thereof being redeemed shall be to receive payment of the redemption price together with accrued interest (unless the Redemption Date is an Interest Payment Date) to the Redemption Date as aforesaid. If monies for the redemption of the Notes are not made available for payment until after the Redemption Date, the Notes called for redemption shall not cease to bear interest until such monies have been so made available.

     (e) Any Note which is to be redeemed only in part shall be surrendered with, if the Company or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Fiscal Agent duly executed by, the Noteholder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Fiscal Agent shall authenticate and deliver to the Holder of such Note without service charge, a new registered Note or Notes, of any authorized denomination as requested by such Noteholder, and as permitted by Section 2.1 of the Agreement, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

     8. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

     9. Amendment, Supplement, Waiver. Subject to certain exceptions, the Agreement or the Notes may be amended, supplemented or modified, with the consent of the Company and the Holders of a majority in aggregate principal amount of the Outstanding Notes, and any existing default may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and without the consent of any Noteholder, the Agreement or the Notes may be amended, modified or supplemented inter alia, to cure any ambiguity or correct any defective provision, to evidence the succession of another entity to the Company and provide for assumption of the Company's covenants and obligations under the Agreement and the Notes or to make any change that the Fiscal Agent and the Company determine is necessary or desirable and which shall not adversely affect the interests of any Noteholder in any material respect.

     10. Fiscal Agent Dealings With the Company. The Fiscal Agent under the Agreement, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company and may otherwise deal with the Company as if it were not Fiscal Agent.

     11. No Recourse Against Others. A director, officer, employee or policy owner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     12. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     13. Governing Law. The Agreement, the Notes and the obligations of the Company thereunder shall be governed by and construed in accordance with the laws of New York,without regard to the conflicts of laws principles thereof.

     14. Copy of Agreement. The Company will furnish any Noteholder upon written request and without charge a copy of the Agreement. Requests may be made to: RAM Holdings Ltd., P.O. Box HM 3302, Hamilton HM PX, Bermuda, Attention: General Counsel.

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                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                       OR REGISTRATION OF TRANSFER OF NOTE

Re: 6.875% Senior Note due 2024 of RAM Holdings Ltd.

     This Certificate relates to $____________ principal amount of Notes held in *__ book-entry or *__ definitive form by ____________________________ (the
"Transferor").

The Transferor*:

     - has requested the Registrar and the Fiscal Agent by written order deliver in exchange for its beneficial interest in Global Notes held by the Depository a Note or Notes in definitive registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Notes (or the portion thereof indicated above); or

     - has requested the Registrar and the Fiscal Agent by written order cause it, in exchange for its surrendering a Note or Notes in definitive registered form for cancellation, to be recorded as the owner of a beneficial interest in Global Notes of an authorized denomination and an aggregate principal amount equal to its aggregate interest in such definitive Note or Notes (or the portion thereof indicated above); or

     - has requested the Registrar and the Fiscal Agent by written order exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify to RAM Holdings Ltd. (the "Company") and the Registrar either:*

     - Such Note is owned by the Transferor and is being exchanged without transfer; or

     In connection with the resale or other transfer of such Note occurring prior to the time the legend originally set forth on such Note (or one or more predecessor Notes) restricting resales and other transfers thereof has been removed with the consent of the Company in accordance with the procedures set forth in the Fiscal Agency Agreement referred to therein (other than a resale or other transfer made to the Company), the undersigned confirms that without utilizing any general solicitation or general advertising:

     - Such Note is being transferred by the undersigned to a "qualified institutional buyer", as defined in Rule 144A under the Securities Act of 1933, as amended, to whom notice has been given that such transfer is being made in reliance on Rule 144A, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

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If the foregoing box is not checked, then, so long as such Note shall bear a legend restricting resales and other transfers thereof (except in the case of a resale or other transfer made to the Company), the Registrar shall not be obligated to register such Note in the name of any person other than the holder thereof unless and until the conditions to any such transfer of registration set forth in such Note and in the Fiscal Agency Agreement shall have been satisfied.

Dated:
       ------------------------------   ----------------------------------------
                                        (Type or print name of holder)


                                        By:
                                            ------------------------------------
                                            The signature of the holder must
                                            correspond with the name as written
                                            upon the face of such Note in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever.

                                            [INSERT NAME OF TRANSFEROR]


By:
    ---------------------------------

Date:
      -------------------------------

*    Check applicable box.

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TO BE COMPLETED BY TRANSFEREE

     The undersigned represents and warrants that (i) it is a "qualified institutional buyer", as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned by one of its executive officers and (iii) it is aware that the Holder of such Note is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A. The undersigned acknowledges and agrees that such Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend thereon. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting, that it will transfer such Note only in accordance with the transfer restrictions set forth in such legend. The Company, the Fiscal Agent and the Registrar are entitled to rely upon this certification and are irrevocably authorized to produce this certification or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:
       ------------------------------   ----------------------------------------
                                        (Type or print name of holder)


                                        By:
                                            ------------------------------------
                                            Executive Officer

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                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT _____________________ Custodian  ___________________
                                     (Cust)                       (Minor)

                                        Under Uniform Gifts to Minors Act

                                        ________________________________________
                                                         (State)

          TEN ENT--as tenants by the entireties

          JT TEN--as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.